Exhibit (h)(5)(vi)

FIFTH AMENDMENT

TO

FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

This fifth amendment (this “Amendment”) to Fee Waiver and Expense Reimbursement Agreement is made as of the 23rd day of February, 2011 by and between AQR Funds, on behalf of each Fund listed on Appendix A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into a Fee Waiver and Expense Reimbursement Agreement dated as of December 10, 2008, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to extend the term of the Agreement or amend the expense cap for certain Funds included therein.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF APPENDIX A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Brendan Kalb
Name: Brendan Kalb
Title: General Counsel

AQR FUNDS

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Vice President

APPENDIX A

(Amended as of February 23, 2010)

FUNDS AND EXPENSE CAPS

Name of Fund	Class	Expense Cap	Date
Active Funds:
AQR Global Equity Fund	N	1.35%	January 1, 2011 – May 1, 2011
		1.20%	May 2, 2011 – May 1, 2012
	I	1.05%	January 1, 2011 – May 1, 2011
		0.90%	May 2, 2011 – May 1, 2012

AQR International Equity Fund	N	1.45%	January 1, 2011 – May 1, 2011
		1.25%	May 2, 2011 – May 1, 2012
	I	1.15%	January 1, 2011 – May 1, 2011
		0.95%	May 2, 2011 – May 1, 2012

AQR Diversified Arbitrage Fund	N	1.50%	March 31, 2011 – May 1, 2012
	I	1.20%	March 31, 2011 – May 1, 2012

AQR Momentum Fund	L	0.49%	March 31, 2011 – May 1, 2012

AQR Small Cap Momentum Fund	L	0.65%	March 31, 2011 – May 1, 2012

AQR International Momentum Fund	L	0.65%	March 31, 2011 – May 1, 2012

AQR Managed Futures Strategy Fund	N	1.50%	March 31, 2011 – May 1, 2012
	I	1.25%	March 31, 2011 – May 1, 2012

AQR Risk Parity Fund	N	1.20%	June 10, 2010, 2010 – May 1, 2012
	I	0.95%	June 10, 2010, 2010 – May 1, 2012

Dormant Funds

AQR International Small Cap Fund	N	1.60%	March 31, 2010 – May 1, 2011
	I	1.25%	March 31, 2010 - April 30, 2010
		1.20%	May 1, 2010 – May 1, 2011
	Y	1.00%	March 31, 2010 – May 1, 2011

AQR Emerging Markets Fund	N	1.60%	March 31, 2010 - April 30, 2010
		1.75%	May 1, 2010 – May 1, 2011
	I	1.25%	March 31, 2010 - April 30, 2010

		1.45%	May 1, 2010 – May 1, 2011
	Y	1.05%	April 30, 2010

AQR Equity Plus Fund	N	1.60%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010

AQR Small Cap Core Fund	N	1.40%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010

AQR Small Cap Growth Fund	N	1.50%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010

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